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                                                                 EXHIBIT 23.2

                         Independent Auditor's Consent

We consent to incorporation herein by reference of our report dated February 2, 1999, relating to the balance sheets of Corsair Communications, Inc. as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998 and the related schedule, which reports appear in the December 31, 1998 annual report on Form 10-K of Corsair Communications, Inc.

                                            /S/ KPMG LLP


Mountain View, California
October 19, 1999